PRESS RELEASE

SEACOR HOLDINGS ANNOUNCES RESULTS FOR THE
FIRST QUARTER ENDED MARCH 31, 2012

Fort Lauderdale, Florida
April 24, 2012

FOR IMMEDIATE RELEASE — SEACOR Holdings Inc. (NYSE:CKH) today announced its results for the first quarter ended March 31, 2012. Net income attributable to SEACOR Holdings Inc. for the quarter ended March 31, 2012 was $36.5 million, or $1.75 per diluted share, including net income from discontinued operations of $19.4 million, or $0.93 per diluted share. During the first quarter, the Company disposed of certain companies and assets that were part of its Environmental Services business segment for a net sales price of $99.9 million. Operating results for all periods presented have been restated to reflect results for the part of the business that was sold as income (loss) from discontinued operations, net of tax.

For the preceding quarter ended December 31, 2011, net income attributable to SEACOR Holdings Inc. was $17.0 million, or $0.80 per diluted share, including net income from discontinued operations of $9.7 million, or $0.45 per diluted share. A comparison of results for the quarter ended March 31, 2012 with the preceding quarter ended December 31, 2011 is included in the “Highlights for the Quarter” discussion below.

For the quarter ended March 31, 2011, net income attributable to SEACOR Holdings Inc. was $11.2 million, or $0.52 per diluted share, including a net loss from discontinued operations of $1.2 million, or $0.06 per diluted share.

Highlights for the Quarter

Offshore Marine Services – Operating income was $22.9 million on operating revenues of $121.1 million compared with operating income of $16.1 million on operating revenues of $109.8 million in the preceding quarter. First quarter results included $1.8 million in gains on asset dispositions compared with $1.4 million in gains in the preceding quarter. First quarter results also included the contribution of the Company’s fleet of wind farm utility vessels acquired in December 2011. During the first quarter, these vessels contributed operating revenues of $6.0 million with an average day rate of $2,431 per day and a utilization rate of 86.0%.

In the first quarter, excluding the contribution of wind farm utility vessels, the total number of days available for charter decreased by 259 days, or 2.5%; utilization increased from 79.7% to 80.6%; and average day rates increased by 8.1% from $12,187 per day to $13,174 per day.

In the U.S. Gulf of Mexico, operating income was $8.4 million higher in the first quarter primarily due to an increase in revenues from rig moving activity. Utilization was 73.1% compared with 70.3% in the preceding quarter and average day rates increased from $12,523 per day to $14,964 per day. As of March 31, 2012, the Company had four vessels cold-stacked in the U.S. Gulf of Mexico, the same as of December 31, 2011.

In international regions, excluding the wind farm utility vessels, operating income was $1.8 million lower in the first quarter. Time charter revenues were $0.6 million lower primarily due to fewer days available and a decrease in utilization, which was 85.6% compared with 86.2% in the preceding quarter. Average day rates increased from $11,999 per day to $12,149 per day. Other revenues were $1.8 million lower primarily due a decrease in mobilization and other marine services. Operating expenses were $1.2 million higher primarily due to increased drydocking activity.

Administrative and general expenses were $1.8 million lower in the first quarter primarily due to lower wage and benefit costs and a reduction in legal expenses.

Equity in earnings increased by $2.3 million in the first quarter primarily due to the commencement of a long-term charter for a vessel in one of Offshore Marine Services’ joint ventures in November 2011.

Aviation Services – Operating income was $3.8 million on operating revenues of $61.1 million compared with operating income of $1.5 million on operating revenues of $61.7 million in the preceding quarter. During the first quarter, Aviation Services deferred $2.8 million of contract-leasing revenues from its Brazilian joint venture and recognized an impairment charge of $5.9 million, net of tax, on its investment. These adjustments resulted from difficulties experienced by the joint venture following one of its customers’ cancellation of certain contracts for a number of AW139 aircraft under contract-lease from Aviation Services.

In the U.S. Gulf of Mexico, operating revenues were $3.2 million higher primarily due to contracts for newly delivered aircraft, an increase in activity with existing customers and additional charter activity. This increase was offset by $1.1 million of revenue reductions in Alaska following the conclusion of seasonal firefighting contracts and the temporary postponement of a contract that is scheduled to resume later in 2012.

Operating expenses were $1.4 million lower in the first quarter primarily due to the recognition of vendor credits, partially offset by higher insurance premiums due to the addition of new aircraft, increased activity and additional maintenance expense due to the timing of repairs.

Administrative and general expenses were $2.1 million lower in the first quarter primarily due to severance costs associated with a change in executive management in the preceding quarter, partially offset by the recognition in the first quarter of previously deferred legal and professional expenses.

Inland River Services - Operating income was $9.2 million on operating revenues of $53.5 million compared with operating income of $12.3 million on operating revenues of $51.9 million in the preceding quarter. Results for the first quarter included the contribution of Lewis & Clark, acquired in December 2011, which contributed operating revenues of $8.5 million. Operating results for the pooled hopper barge fleet were lower in the first quarter primarily due to poor river conditions and weak demand for barge freight resulting in idling a portion of the fleet.

Marine Transportation Services – Operating income was $2.4 million on operating revenues of $26.3 million compared with operating income of $3.7 million on operating revenues of $26.7 million in the preceding quarter. Fourth quarter results included $1.1 million in gains on asset dispositions following the sale of the Seabulk America. Operating results for Marine Transportation Services’ U.S.-flag product tanker fleet were lower primarily due to increases in insurance deductibles and higher repair and maintenance costs. Operating results for its foreign flag Roll-on/Roll-off vessels were higher primarily due to reduced legal fees.

Emergency and Crisis Services – As noted above, the Company sold part of its Environmental Services business segment in March 2012. The remaining business within the segment, renamed Emergency and Crisis Services, reported an operating loss of $0.4 million on operating revenues of $10.2 million compared with operating income of $3.1 million on operating revenues of $16.8 million in the preceding quarter. The reduction in operating income was primarily due to a reduction in debris activity, continuing reduction in activity associated with the Deepwater Horizon incident and seasonal reductions in professional services.

Commodity Trading and Logistics – Segment profit was $5.6 million on operating revenues of $209.7 million compared with segment profit of $1.4 million on operating revenues of $237.2 million in the preceding quarter. Segment results improved primarily due to the recognition of a gain of $6.0 million, net of tax, arising from Company’s acquisition of a controlling interest in its alcohol manufacturing joint venture. Results from this joint venture were consolidated effective February 1, 2012.

Other – Other, primarily Harbor and Offshore Towing Services, reported operating income of $3.2 million on operating revenues of $19.9 million compared with operating income of $1.7 million on operating revenues of $17.7 million in the preceding quarter. The increase in operating income was primarily due to increased traffic and the addition of bareboat charter revenues for one tug contracted to a third party in Port Arthur, a decrease in charter-in expenses at the Company’s terminal operation in St. Eustatius, and lower wage and benefit costs and professional fees.
Corporate and Eliminations – Administrative and general expenses were $9.0 million compared with $10.5 million in the preceding quarter. The decrease was primarily due to lower management bonus accruals and reduced professional fees.

Interest Expense – In the first quarter, interest expense was $12.0 million compared with $10.0 million in the preceding quarter. The increase was primarily due to interest expense on borrowings from Era Group Inc.’s $350.0 million senior secured revolving credit facility entered into on December 22, 2011.

Debt Repurchases – During the first quarter, the Company purchased $5.5 million, in principal amount, of its 5.875% Senior Notes due 2012 for $5.7 million, resulting in debt extinguishment losses of $0.2 million.

Capital Commitments – The Company’s unfunded capital commitments as of March 31, 2012 consisted primarily of offshore support vessels, helicopters, inland river tank barges, harbor tugs, an interest in a river grain terminal, an interest in a dry-bulk articulated tug-barge and other property and equipment. These commitments totaled $343.0 million, of which $157.7 million is payable during 2012 with the balance payable through 2016. Of the total unfunded capital commitments, $44.9 million may be terminated without further liability other than the payment of liquidated damages of $1.4 million. As of March 31, 2012, the Company held balances of cash, cash equivalents, restricted cash, marketable securities, construction reserve funds and title XI reserve funds totaling $636.4 million.

* * * * *

SEACOR is a global provider of equipment and services primarily supporting the offshore oil and gas and marine transportation industries. SEACOR offers customers a diversified suite of services including: offshore marine; aviation; inland river; marine transportation; emergency and crisis; commodity trading and logistics; and offshore and harbor towing. SEACOR is focused on providing highly responsive local service combined with the highest safety standards, innovative technology, modern, efficient equipment and dedicated professional employees.

This release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements concerning management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: decreased demand and loss of revenues as a result of U.S. government implemented moratoriums directing operators to cease certain drilling activities and any extension of such moratoriums (the “Moratoriums”), weakening demand for the Company’s services as a result of unplanned customer suspensions, cancellations, rate reductions or non-renewals of vessel charters and aviation equipment or failures to finalize commitments to charter vessels and aviation equipment in response to Moratoriums, increased government legislation and regulation of the Company’s businesses could increase cost of operations, increased competition if the Jones Act is repealed, liability, legal fees and costs in connection with providing spill and emergency response services, including the Company’s involvement in response to the oil spill as a result of the sinking of the Deepwater Horizon in April 2010, decreased demand for the Company’s services as a result of declines in the global economy, declines in valuations in the global financial markets and illiquidity in the credit sectors, including, interest rate fluctuations, availability of credit, inflation rates, change in laws, trade barriers, commodity prices and currency exchange fluctuations, the cyclical nature of the oil and gas industry, activity in foreign countries and changes in foreign political, military and economic conditions, changes in foreign and domestic oil and gas exploration and production activity, safety record requirements related to Offshore Marine Services, Marine Transportation Services and Aviation Services, decreased demand for Marine Transportation Services and Harbor and Offshore Towing Services due to construction of additional refined petroleum product, natural gas or crude oil pipelines or due to decreased demand for refined petroleum products, crude oil or chemical products or a change in existing methods of delivery, compliance with U.S. and foreign government laws and regulations, including environmental laws and regulations, the dependence of Offshore Marine Services, Marine Transportation Services and Aviation Services on several customers, consolidation of the Company’s customer base, safety issues experienced by a particular helicopter model that could result in customers refusing to use that helicopter model or a regulatory body grounding that helicopter model, which also could permanently devalue that helicopter model, the ongoing need to replace aging vessels and aircraft, industry fleet capacity, restrictions imposed by the Shipping Acts and Aviation Acts on the amount of foreign ownership of the Company’s Common Stock, operational risks of Offshore Marine Services, Marine Transportation Services, Harbor and Offshore Towing Services and Aviation Services, effects of adverse weather conditions and seasonality, future phase-out of Marine Transportation Services’ double-bottom tanker, dependence of spill response revenue on the number and size of spills and upon continuing government regulation in this area and Emergency and Crisis Services’ ability to comply with such regulation and other governmental regulation, liability in connection with providing spill response services, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, the effect of international economic and political factors in Inland River Services’ operations, sudden and unexpected changes in commodity prices, futures and options, global weather conditions, political instability, changes in currency exchanges rates, and product availability in Commodity Trading and Logistics activities, adequacy of insurance coverage, the attraction and retention of qualified personnel by the Company and various other matters and factors, many of which are beyond the Company’s control. In addition, these statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995. It is not possible to predict or identify all such factors. Consequently, the foregoing should not be considered a complete discussion of all potential risks or uncertainties. The words “estimate,” “project,” “intend,” “believe,” “plan” and similar expressions are intended to identify forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based. The forward-looking statements in this release should be evaluated together with the many uncertainties that affect the Company’s businesses, particularly those mentioned under “Forward-Looking Statements” in Item 7 on the Company’s Form 10-K and SEACOR’s periodic reporting on Form 10-Q and Form 8-K (if any), which are incorporated by reference.

For additional information, contact Molly Hottinger at (954) 627-5278 or visit SEACOR’s website at www.seacorholdings.com.

SEACOR HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share data, unaudited)

	Three Months Ended
	March 31,
	2012	2011
Operating Revenues	$497,885	$438,011

Costs and Expenses:
Operating	384,112	341,743
Administrative and general	46,178	41,654
Depreciation and amortization	39,327	38,330

	469,617	421,727

Gains on Asset Dispositions and Impairments, Net	5,542	7,255

Operating Income	33,810	23,539

Other Income (Expense):
Interest income	2,976	3,732
Interest expense	(12,024)	(10,040)
Debt extinguishment losses, net	(160)	(48)
Marketable security gains, net	3,358	1,534
Derivative losses, net	(4,119)	(3,318)
Foreign currency gains, net	2,552	5,059
Other, net	(54)	(178)

	(7,471)	(3,259)

Income from Continuing Operations Before Income Tax Expense and Equity In Earnings of 50% or Less Owned Companies	26,339	20,280
Income Tax Expense	10,608	7,673

Income from Continuing Operations Before Equity in Earnings of 50% or Less Owned Companies	15,731	12,607
Equity in Earnings of 50% or Less Owned Companies, Net of Tax	1,242	42

Income from Continuing Operations	16,973	12,649
Income (Loss) from Discontinued Operations, Net of Tax	19,400	(1,180)

Net Income	36,373	11,469
Net Income (Loss) attributable to Noncontrolling Interests in Subsidiaries	(115)	299

Net Income attributable to SEACOR Holdings Inc.	$36,488	$11,170

Net Income (Loss) attributable to SEACOR Holdings Inc.:
Continuing operations	$17,088	$12,350
Discontinued operations	19,400	(1,180)

	$36,488	$11,170

Basic Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$0.83	$0.59
Discontinued operations	0.95	(0.06)

	$1.78	$0.53

Diluted Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$0.82	$0.58
Discontinued operations	0.93	(0.06)

	$1.75	$0.52

Weighted Average Common Shares Outstanding:
Basic	20,519,660	21,104,739
Diluted	20,893,210	21,439,424

SEACOR HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data, unaudited)

	Three Months Ended
	Mar. 31, 2012	Dec. 31, 2011	Sep. 30, 2011	Jun. 30, 2011	Mar. 31, 2011
Operating Revenues	$497,885	$518,954	$545,089	$509,283		$438,011

Costs and Expenses:
Operating	384,112	412,042	455,442	409,365		341,743
Administrative and general	46,178	50,731	35,387	39,170		41,654
Depreciation and amortization	39,327	35,395	36,437	39,330		38,330

	469,617	498,168	527,266	487,865		421,727

Gains on Asset Dispositions and Impairments, Net	5,542	5,469	10,986	10,301		7,255

Operating Income	33,810	26,255	28,809	31,719		23,539

Other Income (Expense):
Interest income	2,976	1,127	5,462	3,297		3,732
Interest expense	(12,024)	(10,027)	(10,711)	(10,465)		(10,040)
Debt extinguishment losses, net	(160)	—	(51)	—		(48)
Marketable security gains (losses), net	3,358	(4,803)	130	(4,754)		1,534
Derivative losses, net	(4,119)	(262)	(25,954)	(6,601)		(3,318)
Foreign currency gains (losses), net	2,552	(2,600)	(3,126)	1,416		5,059
Other, net	(54)	1,133	(39)	(56)		(178)

	(7,471)	(15,432)	(34,289)	(17,163)		(3,259)

Income (Loss) from Continuing Operations Before Income Tax Expense (Benefit) and Equity In Earnings (Losses) of 50% or Less Owned Companies	26,339	10,823	(5,480)	14,556		20,280
Income Tax Expense (Benefit)	10,608	2,645	(669)	5,877		7,673

Income (Loss) from Continuing Operations Before Equity in Earnings (Losses) of 50% or Less Owned Companies	15,731	8,178	(4,811)	8,679		12,607
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	1,242	(579)	9,655	872		42

Income from Continuing Operations	16,973	7,599	4,844	9,551		12,649
Income (Loss) from Discontinued Operations, Net of Tax	19,400	9,653	(782)	(184)		(1,180)

Net Income	36,373	17,252	4,062	9,367		11,469
Net Income (Loss) attributable to Noncontrolling Interests in Subsidiaries	(115)	212	247	336	299

Net Income attributable to SEACOR Holdings Inc.	$36,488	$17,040	$3,815	$9,031		$11,170

Net Income (Loss) attributable to SEACOR Holdings Inc.:
Continuing operations	$17,088	$7,387	$4,597	$9,215	$12,350
Discontinued operations	19,400	9,653	(782)	(184)	(1,180)

	$36,488	$17,040	$3,815	$9,031	$11,170

Basic Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$0.83	$0.35	$0.22	$0.44		$0.59
Discontinued operations	0.95	0.46	(0.04)	(0.01)		(0.06)

	$1.78	$0.81	$0.18	$0.43		$0.53

Diluted Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$0.82	$0.35	$0.21	$0.43		$0.58
Discontinued operations	0.93	0.45	(0.03)	(0.01)		(0.06)

	$1.75	$0.80	$0.18	$0.42		$0.52

Weighted Average Common Shares of Outstanding:
Basic	20,520	21,005	21,202	21,166		21,105
Diluted	20,893	21,354	21,565	21,518		21,439
Common Shares Outstanding at Period End	21,114	20,933	21,715	21,679		21,652

SEACOR HOLDINGS INC.
SEGMENT INFORMATION
(in thousands, unaudited)

	Three Months Ended
	Mar. 31, 2012	Dec. 31, 2011	Sep. 30, 2011	Jun. 30, 2011	Mar. 31, 2011
Offshore Marine Services

Operating Revenues	$121,086	$109,781	$93,277	$93,386	$80,344

Costs and Expenses:
Operating	75,340	69,484	68,457	68,242	63,020
Administrative and general	11,856	13,666	10,687	11,078	11,770
Depreciation and amortization	12,882	11,954	11,785	12,205	12,533

	100,078	95,104	90,929	91,525	87,323

Gains on Asset Dispositions	1,845	1,449	5,241	3,607	4,364

Operating Income (Loss)	22,853	16,126	7,589	5,468	(2,615)

Other Income (Expense):
Foreign currency gains (losses), net	1,123	(1,290)	(2,129)	(408)	725
Other, net	—	272	6	—	—
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	1,829	(500)	8,754	200	735

Segment Profit (Loss)	$25,805	$14,608	$14,220	$5,260	$(1,155)

Aviation Services

Operating Revenues	$61,052	$61,696	$71,804	$68,493	$56,155

Costs and Expenses:
Operating	39,676	41,084	45,701	42,457	33,465
Administrative and general	9,677	11,803	6,841	6,229	7,020
Depreciation and amortization	9,630	9,210	9,093	12,390	11,919

	58,983	62,097	61,635	61,076	52,404

Gains on Asset Dispositions and Impairments, Net	1,765	1,912	4,894	6,172	2,194

Operating Income	3,834	1,511	15,063	13,589	5,945

Other Income (Expense):
Derivative gains (losses), net	(124)	(18)	(807)	(811)	310
Foreign currency gains (losses), net	917	(80)	(95)	338	353
Other, net	30	9	—	—	—
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(6,419)	(979)	106	1,054	(99)

Segment Profit (Loss)	$(1,762)	$443	$14,267	$14,170	$6,509

Inland River Services

Operating Revenues	$53,490	$51,871	$47,875	$41,442	$46,469

Costs and Expenses:
Operating	35,183	31,702	31,196	28,717	27,884
Administrative and general	3,982	3,270	2,206	3,166	2,697
Depreciation and amortization	7,007	5,617	6,464	5,791	5,622

	46,172	40,589	39,866	37,674	36,203

Gains (Losses) on Asset Dispositions	1,927	986	1,303	(22)	697

Operating Income	9,245	12,268	9,312	3,746	10,963

Other Income (Expense):
Foreign currency losses, net	(22)	—	—	—	—
Other, net	—	—	—	3	1
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	250	955	2,771	666	(256)

Segment Profit	$9,473	$13,223	$12,083	$4,415	$10,708

SEACOR HOLDINGS INC.
SEGMENT INFORMATION (continued)
(in thousands, unaudited)

	Three Months Ended
	Mar. 31, 2012	Dec. 31, 2011	Sep. 30, 2011	Jun. 30, 2011	Mar. 31, 2011
Marine Transportation Services

Operating Revenues	$26,283	$26,705	$24,783	$24,336	$17,312

Costs and Expenses:
Operating	15,758	15,338	15,194	13,584	8,979
Administrative and general	2,475	3,257	2,044	2,146	1,417
Depreciation and amortization	5,651	5,540	5,833	5,728	4,978

	23,884	24,135	23,071	21,458	15,374

Gains on Asset Dispositions	—	1,125	—	—	—

Operating Income	2,399	3,695	1,712	2,878	1,938

Other Income (Expense):
Foreign currency gains (losses), net	9	(15)	(18)	6	16
Other, net	30	87	131	56	—
Equity in Losses of 50% or Less Owned Companies, Net of Tax	(217)	(74)	—	—	—

Segment Profit	$2,221	$3,693	$1,825	$2,940	$1,954

Emergency and Crisis Services

Operating Revenues	$10,215	$16,763	$14,080	$21,275	$28,833

Costs and Expenses:
Operating	6,873	10,145	9,141	12,328	14,776
Administrative and general	3,254	3,030	2,961	3,555	2,811
Depreciation and amortization	484	486	655	498	502

	10,611	13,661	12,757	16,381	18,089

Gains on Asset Dispositions	5	—	7	—	—

Operating Income (Loss)	(391)	3,102	1,330	4,894	10,744

Other Income (Expense):
Foreign currency gains (losses), net	14	(14)	17	(7)	(51)
Other, net	—	—	—	2	—
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	67	(4)	—	—	—

Segment Profit (Loss)	$(310)	$3,084	$1,347	$4,889	$10,693

Commodity Trading and Logistics

Operating Revenues	$209,696	$237,177	$279,178	$245,321	$194,012

Costs and Expenses:
Operating	203,233	236,664	279,180	237,644	187,018
Administrative and general	3,141	1,598	1,944	2,202	2,660
Depreciation and amortization	1,060	20	12	12	13

	207,434	238,282	281,136	239,858	189,691

Operating Income (Loss)	2,262	(1,105)	(1,958)	5,463	4,321

Other Income (Expense):
Derivative gains (losses), net	(2,939)	1,251	(3,063)	828	(4,750)
Foreign currency gains (losses), net	79	(28)	153	(16)	(5)
Other, net	—	(167)	—	—	—
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	6,154	1,452	(2,267)	(1,051)	51

Segment Profit (Loss)	$5,556	$1,403	$(7,135)	$5,224	$(383)

SEACOR HOLDINGS INC.
SEGMENT INFORMATION (continued)
(in thousands, unaudited)

	Three Months Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2012	2011	2011	2011	2011
Other

Operating Revenues	$19,944	$17,730	$16,741	$17,921	$17,536

Costs and Expenses:
Operating	11,814	10,274	9,117	9,158	9,142
Administrative and general	2,817	3,589	2,523	3,210	2,620
Depreciation and amortization	2,158	2,119	2,129	2,237	2,289

	16,789	15,982	13,769	14,605	14,051

Gains (Losses) on Asset Dispositions	—	(3)	(315)	544	—

Operating Income	3,155	1,745	2,657	3,860	3,485

Other Income (Expense):
Foreign currency gains (losses), net	(16)	—	(75)	(24)	1
Other, net	—	983	(1)	—	(1)
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(422)	(1,429)	291	3	(389)

Segment Profit	$2,717	$1,299	$2,872	$3,839	$3,096

Corporate and Eliminations

Operating Revenues	$(3,881)	$(2,769)	$(2,649)	$(2,891)	$(2,650)

Costs and Expenses:
Operating	(3,765)	(2,649)	(2,544)	(2,765)	(2,541)
Administrative and general	8,976	10,518	6,181	7,584	10,659
Depreciation and amortization	455	449	466	469	474

	5,666	8,318	4,103	5,288	8,592

Losses on Asset Dispositions and Impairments	—	—	(144)	—	—

Operating Loss	$(9,547)	$(11,087)	$(6,896)	$(8,179)	$(11,242)

Other Income (Expense):
Derivative gains (losses), net	$(1,056)	$(1,495)	$(22,084)	$(6,618)	$1,122
Foreign currency gains (losses), net	448	(1,173)	(979)	1,527	4,020
Other, net	(114)	(51)	(175)	(117)	(178)

SEACOR HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2012	2011	2011	2011	2011
ASSETS
Current Assets:
Cash and cash equivalents	$281,977	$462,188	$301,603	$362,825	$405,818
Restricted cash	25,958	21,281	19,474	12,976	19,545
Marketable securities	68,586	66,898	82,978	105,608	149,026
Receivables:
Trade, net of allowance for doubtful accounts	299,484	303,843	280,434	277,301	227,639
Other	41,699	51,793	51,318	47,852	54,669
Inventories	94,329	69,109	70,623	83,119	92,523
Deferred income taxes	11,123	11,123	5,136	5,136	5,136
Prepaid expenses and other	11,384	9,323	13,704	23,461	21,355
Discontinued operations	4,019	44,989	48,984	54,740	107,910

Total current assets	838,559	1,040,547	874,254	973,018	1,083,621

Property and Equipment	3,314,759	3,018,145	2,900,843	2,859,773	2,781,655
Accumulated depreciation	(905,362)	(867,914)	(868,986)	(852,648)	(828,295)

Net property and equipment	2,409,397	2,150,231	2,031,857	2,007,125	1,953,360

Investments, at Equity, and Advances to 50% or Less Owned Companies	220,772	249,753	243,678	208,021	188,325
Construction Reserve Funds & Title XI Reserve Funds	259,926	259,974	298,345	314,679	331,689
Goodwill	57,054	57,054	54,410	54,454	53,851
Intangible Assets	22,132	21,528	16,055	17,396	18,572
Other Assets, net of allowance for doubtful accounts	99,113	102,348	97,724	84,588	59,387
Discontinued Operations	—	46,699	45,995	46,479	45,893

	$3,906,953	$3,928,134	$3,662,318	$3,705,760	$3,734,698

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$22,078	$41,091	$23,138	$20,568	$18,106
Current portion of capital lease obligations	2,289	2,368	1,081	1,064	1,047
Accounts payable and accrued expenses	142,410	185,156	170,680	164,359	189,392
Other current liabilities	176,558	150,864	191,475	216,031	191,967
Discontinued operations	650	22,047	55,093	64,276	100,178

Total current liabilities	343,985	401,526	441,467	466,298	500,690

Long-Term Debt	976,872	995,450	669,573	690,774	694,872
Capital Lease Obligations	2,848	3,068	4,598	4,901	5,200
Deferred Income Taxes	576,195	566,920	560,484	557,013	558,134
Deferred Gains and Other Liabilities	135,695	143,390	137,783	145,815	149,211
Discontinued Operations	—	9,717	5,780	5,502	6,271

Total liabilities	2,035,595	2,120,071	1,819,685	1,870,303	1,914,378

Equity:
SEACOR Holdings Inc. stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	366	364	364	363	363
Additional paid-in capital	1,265,708	1,256,209	1,245,436	1,239,502	1,233,250
Retained earnings	1,549,167	1,512,679	1,495,639	1,491,824	1,482,793
Shares held in treasury, at cost	(970,023)	(971,687)	(900,225)	(901,460)	(901,386)
Accumulated other comprehensive loss	(5,369)	(7,958)	(9,644)	(6,843)	(5,724)

	1,839,849	1,789,607	1,831,570	1,823,386	1,809,296
Noncontrolling interests in subsidiaries	31,509	18,456	11,063	12,071	11,024

Total equity	1,871,358	1,808,063	1,842,633	1,835,457	1,820,320

	$3,906,953	$3,928,134	$3,662,318	$3,705,760	$3,734,698

SEACOR HOLDINGS INC.
FLEET COUNTS
(unaudited)

	Mar. 31, 2012	Dec. 31, 2011	Sep. 30, 2011	Jun. 30, 2011	Mar. 31, 2011

Offshore Marine Services

Anchor handling towing supply	19	19	19	19	19
Crew	48	49	50	52	52
Mini-supply	9	8	8	8	9
Standby safety	26	26	27	26	26
Supply	28	30	29	28	26
Towing supply	5	5	5	6	7
Liftboats	20	2	2	2	2
Specialty	9	9	9	9	10
Wind farm utility	30	29	—	—	—
	194	177	149	150	151

Aviation Services

Light helicopters – single engine	58	58	60	61	61
Light helicopters – twin engine	46	45	45	44	44
Medium helicopters	66	65	65	65	63
Heavy helicopters	8	7	7	7	9

	178	175	177	177	177

Inland River Services

Inland river dry-cargo barges	1,479	1,496	1,489	1,492	1,497
Inland river liquid tank barges	77	77	79	80	80
Inland river deck barges	20	20	20	26	26
Inland river towboats	30	31	31	31	32
Dry-cargo vessel	1	1	1	1	1

	1,607	1,625	1,620	1,630	1,636

Marine Transportation Services

U.S.-flag product tankers	7	7	8	8	8
RORO vessels	8	8	8	8	—

	15	15	16	16	8

Other

Harbor and offshore tugs	28	28	28	28	29
Ocean liquid tank barges	5	5	5	5	5

	33	33	33	33	34